Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Current Report on Form 8-K of Seacoast Banking Corporation of Florida of our report dated March 12, 2025, relating to the consolidated financial statements of Villages Bancorporation, Inc. and Subsidiaries' consolidated financial statement as of and for the years ended December 31, 2024 and 2023, appearing in the Registration Statement on Form S-4/A, filed on August 15, 2025, of Seacoast Banking Corporation of Florida.

Bradenton, Florida
October 6, 2025